Exhibit 99.1

NEWS RELEASE
May 22, 2024

DYCOM INDUSTRIES, INC. ANNOUNCES FISCAL 2025 FIRST QUARTER RESULTS

First Quarter Highlights

•Contract revenues of $1.142 billion, an increase of 9.3%
•Non-GAAP Adjusted EBITDA of $130.9 million, or 11.5% of contract revenues
•Net Income of $62.6 million, or $2.12 per common share diluted
•Repurchased 210,000 common shares for $29.8 million during the quarter

Palm Beach Gardens, Florida, May 22, 2024 - Dycom Industries, Inc. (NYSE: DY) announced today its results for the first quarter ended April 27, 2024. Contract revenues increased 9.3% to $1.142 billion for the quarter ended April 27, 2024, compared to $1.045 billion in the year ago quarter. Contract revenues increased 2.5% on an organic basis after excluding $71.2 million of contract revenues from acquired businesses that were not owned during the year ago quarter.

Non-GAAP Adjusted EBITDA increased to $130.9 million, or 11.5% of contract revenues, for the quarter ended April 27, 2024, compared to $113.5 million, or 10.9% of contract revenues, in the year ago quarter. Net income increased to $62.6 million, or $2.12 per common share diluted, for the quarter ended April 27, 2024, compared to $51.5 million, or $1.73 per common share diluted, in the year ago quarter. Results for the quarter ended April 27, 2024 include income tax benefits resulting from the vesting and exercise of share-based awards of $5.9 million, or $0.20 per common share diluted, compared to $2.7 million, or $0.09 per common share diluted, in the year ago quarter.

During the quarter ended April 27, 2024, the Company repurchased 210,000 shares of its own common stock in open market transactions for $29.8 million at an average price of $141.84 per share.

Outlook

For the quarter ending July 27, 2024, the Company expects organic contract revenues to grow by high-single digits as a percentage of contract revenues compared to the quarter ended July 29, 2023. In addition, the Company expects approximately $70 million of acquired contract revenues for the quarter ending July 27, 2024. Non-GAAP Adjusted EBITDA as a percentage of contract revenues for the quarter ending July 27, 2024 is expected to increase 25 to 75 basis points compared to the quarter ended July 29, 2023. For additional information regarding the Company’s outlook, please see the presentation materials available on the Company’s website posted in connection with the conference call discussed below.

Use of Non-GAAP Financial Measures

The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). In quarterly results releases, trend schedules, conference calls, slide presentations, and webcasts, the Company may use or discuss Non-GAAP financial measures, as defined by Regulation G of the Securities and Exchange Commission. See Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Financial Measures in the press release tables that follow.

Conference Call Information and Other Selected Data

The Company will host a conference call to discuss fiscal 2025 first quarter results on Wednesday, May 22, 2024 at 9:00 a.m. Eastern time. Interested parties may participate in the question and answer session of the conference call by registering at https://register.vevent.com/register/BI1c2e72a7bcd9487582598a90de01968e. Upon registration, participants will receive a dial-in number and unique PIN to access the call. Participants are encouraged to join approximately ten minutes prior to the scheduled start time.

For all other attendees, a live listen-only audio webcast of the call, including an accompanying slide presentation, can be accessed directly at https://edge.media-server.com/mmc/p/pyhc9s3t. A replay of the live webcast and the related materials will be available on the Company's Investor Center website at https://dycomind.com/investors for approximately 120 days following the event.

About Dycom Industries, Inc.

Dycom is a leading provider of specialty contracting services to the telecommunications infrastructure and utility industries throughout the United States. These services include program management; planning; engineering and design; aerial, underground, and wireless construction; maintenance; and fulfillment services. Additionally, Dycom provides underground facility locating services for various utilities, including telecommunications providers, and other construction and maintenance services for electric and gas utilities.

Forward Looking Information

This press release contains forward-looking statements within the meaning of the 1995 Private Securities Litigation Reform Act. These forward-looking statements include those related to the outlook for the quarter ending July 27, 2024, including, but not limited to, those statements found under the “Outlook” section of this press release. Forward-looking statements are based on management’s expectations, estimates and projections, are made solely as of the date these statements are made, and are subject to both known and unknown risks and uncertainties that may cause the actual results and occurrences discussed in these forward-looking statements to differ materially from those referenced or implied in the forward-looking statements contained in this press release. The most significant of these known risks and uncertainties are described in the Company’s Form 10-K, Form 10-Q, and Form 8-K reports (including all amendments to those reports) and include future economic conditions and trends including the potential impacts of an inflationary economic environment, changes to customer capital budgets and spending priorities, the availability and cost of materials, equipment and labor necessary to perform our work, the adequacy of the Company’s insurance and other reserves and allowances for doubtful accounts, whether the carrying value of the Company’s assets may be impaired, the future impact of any acquisitions or dispositions, adjustments and cancellations of the Company’s projects, the impact to the Company’s backlog from project cancellations or postponements, the impacts of pandemics and public health emergencies, the impact of varying climate and weather conditions, the anticipated outcome of other contingent events, including litigation or regulatory actions involving the Company, the adequacy of our liquidity, the availability of financing to address our financials needs, the Company’s ability to generate sufficient cash to service its indebtedness, the impact of restrictions imposed by the Company’s credit agreement, and other risks and uncertainties detailed from time to time in the Company’s filings with the Securities and Exchange Commission. The Company does not undertake any obligation to update its forward-looking statements.

For more information, contact:
Callie Tomasso, Vice President Investor Relations
Email: investorrelations@dycomind.com
Phone: (561) 627-7171
---Tables Follow---

DYCOM INDUSTRIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)
Unaudited

	April 27, 2024	January 27, 2024
ASSETS
Current assets:
Cash and equivalents	$26,139	$101,086
Accounts receivable, net	1,372,804	1,243,256
Contract assets	68,460	52,211
Inventories	103,952	108,565
Income tax receivable	—	2,665
Other current assets	55,466	42,253
Total current assets	1,626,821	1,550,036

Property and equipment, net	458,197	444,909
Operating lease right-of-use assets	80,477	76,348
Goodwill and other intangible assets, net	423,773	420,945
Other assets	22,340	24,647
Total assets	$2,611,608	$2,516,885

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$212,887	$222,121
Current portion of debt	17,500	17,500
Contract liabilities	57,466	39,122
Accrued insurance claims	51,608	44,466
Operating lease liabilities	32,855	32,015
Income taxes payable	11,378	3,861
Other accrued liabilities	129,860	147,219
Total current liabilities	513,554	506,304

Long-term debt	842,422	791,415
Accrued insurance claims - non-current	54,389	49,447
Operating lease liabilities - non-current	47,119	44,110
Deferred tax liabilities, net - non-current	51,715	49,562
Other liabilities	21,777	21,391
Total liabilities	1,530,976	1,462,229

Total stockholders’ equity	1,080,632	1,054,656
Total liabilities and stockholders’ equity	$2,611,608	$2,516,885

DYCOM INDUSTRIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except share amounts)
Unaudited

	Quarter	Quarter
	Ended	Ended
	April 27, 2024	April 29, 2023
Contract revenues	$1,142,423	$1,045,474

Costs of earned revenues, excluding depreciation and amortization	921,636	853,366
General and administrative[1]	94,555	82,357
Depreciation and amortization	45,205	37,271
Total	1,061,396	972,994

Interest expense, net	(12,834)	(11,372)
Other income, net	9,251	4,991
Income before income taxes	77,444	66,099

Provision for income taxes[2]	14,890	14,576

Net income	$62,554	$51,523

Earnings per common share:

Basic earnings per common share	$2.15	$1.75

Diluted earnings per common share	$2.12	$1.73

Shares used in computing earnings per common share:

Basic	29,113,943	29,369,185

Diluted	29,551,709	29,782,251

DYCOM INDUSTRIES, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO COMPARABLE GAAP FINANCIAL MEASURES
(Dollars in thousands)
Unaudited

CONTRACT REVENUES, NON-GAAP ORGANIC CONTRACT REVENUES, AND GROWTH %

	Quarter	Quarter
	Ended	Ended
	April 27, 2024	April 29, 2023
Contract Revenues - GAAP	$1,142,423	$1,045,474
Contract Revenues - GAAP Growth %	9.3%

Contract Revenues - GAAP	$1,142,423	$1,045,474
Revenues from acquired businesses[3]	(71,237)	—
Non-GAAP Organic Contract Revenues	$1,071,186	$1,045,474
Non-GAAP Organic Contract Revenues Growth %	2.5%

NET INCOME AND NON-GAAP ADJUSTED EBITDA

	Quarter	Quarter
	Ended	Ended
	April 27, 2024	April 29, 2023
Reconciliation of net income to Non-GAAP Adjusted EBITDA:
Net income	$62,554	$51,523
Interest expense, net	12,834	11,372
Provision for income taxes	14,890	14,576
Depreciation and amortization	45,205	37,271
Earnings Before Interest, Taxes, Depreciation & Amortization ("EBITDA")	135,483	114,742
Gain on sale of fixed assets	(12,404)	(7,816)
Stock-based compensation expense	7,823	6,620
Non-GAAP Adjusted EBITDA	$130,902	$113,546
Non-GAAP Adjusted EBITDA % of contract revenues	11.5%	10.9%

DYCOM INDUSTRIES, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
TO COMPARABLE GAAP FINANCIAL MEASURES (CONTINUED)

Explanation of Non-GAAP Financial Measures

The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). In the Company’s quarterly results releases, trend schedules, conference calls, slide presentations, and webcasts, it may use or discuss Non-GAAP financial measures, as defined by Regulation G of the Securities and Exchange Commission. The Company believes that the presentation of certain Non-GAAP financial measures in these materials provides information that is useful to investors because it allows for a more direct comparison of the Company’s performance for the period reported with the Company’s performance in prior periods. The Company cautions that Non-GAAP financial measures should be considered in addition to, but not as a substitute for, the Company’s reported GAAP results. Management defines the Non-GAAP financial measures used as follows:

•Non-GAAP Organic Contract Revenues - contract revenues from businesses that are included for the entire period in both the current and prior year periods, excluding contract revenues from storm restoration services. Non-GAAP Organic Contract Revenue change percentage is calculated as the change in Non-GAAP Organic Contract Revenues from the comparable prior year period divided by the comparable prior year period Non-GAAP Organic Contract Revenues. Management believes Non-GAAP Organic Contract Revenues is a helpful measure for comparing the Company’s revenue performance with prior periods.

•Non-GAAP Adjusted EBITDA - net income before interest, taxes, depreciation and amortization, gain on sale of fixed assets, stock-based compensation expense, and certain non-recurring items. Management believes Non-GAAP Adjusted EBITDA is a helpful measure for comparing the Company’s operating performance with prior periods as well as with the performance of other companies with different capital structures or tax rates.

Notes

1 Includes stock-based compensation expense of $7.8 million and $6.6 million for the quarters ended April 27, 2024 and April 29, 2023, respectively.
2 Net income for the quarters ended April 27, 2024 and April 29, 2023 includes income tax benefits of $5.9 million and $2.7 million, respectively, resulting from the vesting and exercise of share-based awards.
3 Amounts represent contract revenues from acquired businesses that were not owned for the full period in both the current and comparable prior periods.